Exhibit 99.1

Spine Injury Solutions Announces Financial Results for the Third Quarter and Nine Months Ended September 30, 2018

HOUSTON, Nov 13,2018 (Houston)-- Spine Injury Solutions, Inc. (OTCQB:SPIN), announces financial results for the quarter and nine months ended September 30, 2018.

Financial Highlights – three month period ended September 30, 2018

●	Revenues for the quarter ended September 30, 2018 decreased to $561,706, as compared to $565,202 during the same period the prior year.

●	Gross Profit decreased to $351,605, as compared to $399,852 during the same period the prior year.

●	Net loss was $54,116, compared to a net profit of $7,589 during the same period the prior year.

Financial Highlights – nine month period ended September 3, 2018

●	Revenues for the nine-months ended September 30, 2018 increased 21% to $1,800,842, as compared to $1,492,429 during the same period the prior year.

●	Gross profit increased 16% to $1,189,488, as compared to $1,029,692 during the same period the prior year.

●	Net income was $58,809, compared to a loss of $197,329 during the same period the prior year.

Dr. William Donovan, Chairman & CEO Commented; “While the third quarter was flat compared to the prior year with regards to revenues, we remain encouraged with our revenue growth and the overall financial and operating results during the first nine months of this year. Although the third quarter did have a small loss, we continued to invest in our infrastructure and sales and marketing efforts for the Quad Video Halo. You will notice on our 10Q that we have recorded $22,935 in deferred revenue on our balance sheet. This deposit is for one of the Software as a service (Saas) and Hardware as a service (Haas) subscription agreements QVH has started to offer to healthcare providers. The deferred revenue will start being recognized on October 1 resulting in fourth quarter QVH revenue.   Dan Rogas and David Spencer continue to approach other clinics and have signed up two additional clinics with an announcement to be made later this quarter.

Conference Call Details

Conference Call: An investor's conference call with management will be held on Tuesday, November 13, 2018 at 11:00 a.m. (EST).

Conference Dial-in Number: 1 (562) 247-8321
Participant Access Code:  478-781-799

Click or paste the link below in your browser for registration and web access to the presentation and follow the online instructions:

Registration URL: https://attendee.gotowebinar.com/register/2868624032495400450
Webinar ID: 648-819-043

Access to the Call: To use the internet link, you must register prior to access. It is suggested you complete the registration and get your log-in information in advance of the start of the presentation.  You can register at any time. Questions can be typed into an online chat screen at any time during the presentation or Q & A period.

The Q & A will be moderated, but without an operator, and will be open to all questions after the formal presentations.

Conference Play Back:  A video replay of the conference call presentation will be available at the company website: http://www.SpineInjurySolutions.com.

About Spine Injury Solutions, Inc:

We are a medical services and technology company facilitating diagnostic services for patients who have sustained spine injuries resulting from traumatic accidents. We deliver turnkey solutions to spine surgeons, orthopedic surgeons DO’s and other healthcare providers that provide necessary and appropriate treatment of musculo-skeletal spine injuries resulting from automobile and work-related accidents. Our management and funding services help reduce the financial burden on healthcare providers that provide patients with early-stage diagnostic testing and non-invasive surgical care, preventing many patients from being unnecessarily delayed or inhibited from obtaining needed treatment.

Additional information about the company, along with a video replay of most recent Investor Conference Call can be found at its website at www.spineinjurysolutions.com.

About Quad Video HALO, Inc.:

A wholly owned subsidiary of Spine Injury Solutions, Inc. Quad Video HALO, Inc. brings surgeons and interventional pain doctors the technology to provide Transparency of their surgical procedures.  The Quad Video Technology V3.0 and HALO Rx creates a digital turnkey video and audio documentation solutions that integrates multiple views from other OR/treatment imagining sources with several other viewpoints just outside the sterile field.

Additional information about QVH, can be found at its website at www.QuadVideoHalo.com.

Forward-Looking Statements: This press release includes forward-looking statements as determined by the U.S. Securities and Exchange Commission (the "SEC"). All statements, other than statements of historical facts, included in this press release that address activities, events, or developments that the company believes or anticipates will or may occur in the future are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results, performance or achievements of the company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include general economic and business conditions, the ability to acquire and develop specific projects, the ability to fund operations, healthcare services demands, changes in healthcare practices, government regulation, and other factors over which the company has little or no control. The company does not intend (and is not obligated) to update publicly any forward-looking statements. The contents of this press release should be considered in conjunction with the warnings and cautionary statements contained in the company's recent filings with the SEC.

Investor Relations Contact:
Andrew Barwicki
Phone: 516-662-9461
Email: Andrew@barwicki.com